Exhibit 99.1

Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Reaches Total Depth on Slinker #2

Monday April 6, 2009, 9:17 am EDT

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), a development stage natural gas exploration and production company, announced today that the Company has reached total depth (“TD”) of 2,618 feet on its Slinker #2 well located on its leasehold in the New Albany Shale in western Kentucky. This well has been evaluated by the Company and determined to be commercially viable. The Slinker #2 drilling log confirms that there is approximately 160 feet of shale formation encountered in this well. The completion process has begun on this well and the 4 ½” production casing is expected to be run into the well this week.

Additional updates on the Company’s drilling operation are as follows: Hunter Wells #4 and Golden Eagle #1 have been cemented and the Company is scheduled to perforate and fracture the bottom zone in the Dutch Creek formation (the additional gas zone that was not in our original reserves study) on both of these wells. Drilling is presently at 710 feet at B Johnston #2. The Company’s drilling contractor mobilized its rig to the Company’s next drilling location, Swinney #1 and spudded-in; presently drilling at 321 feet. The Company expects to TD on both B Johnston #2 and Swinney #1 this week.

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, development stage independent energy company with the experience and technological expertise to exploit its gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Steven Eversole, 606-878-5987
CEO
or
Investor Relations:
Corporate Evolutions, Inc.
516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com